EXHIBIT 99.1

[AHH Logo]

                              FOR IMMEDIATE RELEASE

                     American Home Mortgage Investment Corp.
     Will Release Fourth Quarter 2003 Financial Results On January 29, 2004

      Universal Shelf Registration Statement on Form S-3 Declared Effective

Melville, NY - January 12, 2004 - American Home Mortgage Investment Corp. (NYSE:
AHH), announced today that the Company will release financial results for the fourth quarter ended December 31, 2003 on Thursday, January 29, 2004 before the market opens.

In conjunction with the release of its fourth quarter financial results, American Home would like to invite members of the public to listen to the live conference call, including a question and answer session, on its Web site on Thursday, January 29, 2004 at 10:30 a.m. ET. Anyone wishing to listen to the conference call may log onto www.americanhm.com and click on "Stockholder Info." The online broadcast will be available on the site through February 12, 2004. American Home's fourth quarter 2003 conference call can also be accessed online through Yahoo! Finance at www.yahoo.com.

In addition, American Home announced the Company's universal shelf registration statement on Form S-3 has been declared effective by the Securities and Exchange Commission on January 12, 2004.

ABOUT AMERICAN HOME MORTGAGE INVESTMENT CORP.

American Home Mortgage Investment Corp. (NYSE: AHH) is a mortgage real estate investment trust focused on earning net interest income from self-originated mortgage backed securities, and through its taxable subsidiaries, on originating and servicing mortgage loans for institutional investors. Mortgages are originated though a network of 267 loan production offices as well as through mortgage brokers and are serviced at the Company's Columbia, Maryland servicing center. For additional information, please visit the Company's Web site at www.americanhm.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995: This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact, including, but not limited to earnings guidance and forecasts, projections of financial results, and expected future financial position, dividends and dividend plans or business strategy, is a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause American Home Mortgage Investment Corp.'s actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the potential fluctuations in American Home Mortgage Investment Corp.'s operating results; American Home Mortgage Investment Corp.'s potential need for additional capital; the direction of interest rates and their subsequent effect on American Home Mortgage Investment Corp.'s business and the business of its subsidiaries; federal and state regulation of mortgage banking; and those risks and uncertainties discussed in filings made by American Home Mortgage Investment Corp. with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from expectations. American Home Mortgage Investment Corp. does not assume any responsibility to issue updates to any forward-looking statements discussed in this press release.

AMERICAN HOME MORTGAGE CONTACT:
John D. Lovallo, SVP
Ogilvy Public Relations Worldwide
212-880-5216
john.lovallo@ogilvypr.com